CONNECTICUT NATURAL GAS CORPORATION

                            DEFERRED COMPENSATION PLAN



                                    ARTICLE I

                                     PURPOSE
                                     -------

        The purpose of the Deferred Compensation Plan (the "Plan") of

   CONNECTICUT NATURAL GAS CORPORATION ("CNG") is to provide incentives to certain employees of CNG and its affiliates who contribute to the profitability of CNG and its affiliates.  This document restates, effective except where otherwise indicated as of March 1, 1999, the Plan which was originally adopted effective January 1, 1989.



                                    ARTICLE II

                                   DEFINITIONS
                                   -----------

        Except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article II shall have the meanings assigned to them herein, shall include the plural as well as the singular and the masculine gender wherever used shall include the feminine:

        2.1. "Account" shall mean one and/or both unfunded memorandum accounts established under this Plan.

        2.2. "Beneficiary" shall mean the person or persons, including without limitation trustees or the Participant's estate, designated by a Participant

   (on a form provided by and filed with the Committee) to receive payments under the Plan after the death of such Participant.  Such designation may be revoked or changed by the Participant at any time by filing a new form with the Committee.  The consent of the Participant's spouse or of any prior





   beneficiary or any other person shall not be required in order to effect,

   revoke or change beneficiary designation.  In the absence of any such designation or in the event that such designated person or persons shall predecease such Participant, the Participant's Beneficiary shall be his surviving spouse, if any, or if there is no surviving spouse, then the

   Participant's estate.

        2.3. "Change of Control" shall mean (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or

   14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange

   Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-

   3 promulgated under the Exchange Act) of 20% or more of either 1) the then outstanding shares of common stock of CTG (the "Outstanding Common Stock")

   or 2) the combined voting power of the then outstanding voting securities of

   CTG entitled to vote generally in the election of directors (the

   "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a

   Change of Control: 1) any acquisition directly from CTG, 2) any acquisition by CTG, 3) any acquisition by any employee benefit plan (or related trust)

   sponsored or maintained by CTG or any corporation controlled by CTG or 4)

   any acquisition by any corporation pursuant to a transaction which complies with clauses 1), 2) and 3) of subsection (iii) of this Section 2.3; or (ii)

   Individuals who, as of the date hereof, constitute the Board of CTG (the

   "Incumbent Board") cease for any reason to constitute at least a majority of the Board of CTG; provided, however that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by

   CTG's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though







   such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

   (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of CTG (a

   "Business Combination"), in each case, unless, following such Business

   Combination, 1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business

   Combination beneficially own, directly or indirectly, more than 50% of,

   respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns CTG or all or substantially all of CTG's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership,

   immediately prior to such Business Combination of the outstanding Common

   Stock and outstanding Voting Securities, as the case may be 2) no Person

   (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of CTG or any related corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such

   Business Combination or the combined voting power of the then outstanding







   voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and 3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (iv) Approval by the shareholders of CTG of a complete liquidation or dissolution of CTG.

        2.4. "Code" shall mean collectively the Internal Revenue Code of 1986,

   as amended, and the Treasury Regulations issued thereunder.

        2.5. "Committee" shall mean the Committee appointed pursuant to Section

   6.1 hereof.

        2.6. "CNG" shall mean Connecticut Natural Gas Corporation, or any successor thereto.

        2.7. "Company" shall mean CNG, CTG, The Energy Network, Inc., and any other subsidiary or affiliate of any such corporations which adopts the

   Plan, or any successor thereto.

        2.8. "CTG" shall mean CTG Resources, Inc., or any successor thereto.

        2.9. "Deferral Election" shall mean a Participant's election to defer a portion of his Salary Base as provided in Article IV hereof.

        2.10. "Effective Date" shall mean January 1, 1989 with respect to the

   Matching Contribution feature of the Plan; January 1, 1990 with respect to the Deferral Election portion of the Plan; and March 1, 1999 with respect to this restatement of the Plan, except where a different effective date is set forth herein.

        2.11. "Participant" shall mean any employee of a Company who is eligible to participate in the Plan.

        2.12. "Plan" shall mean this Deferred Compensation Plan, as amended







   from time to time.

        2.13. "Salary Base" shall mean a Participant's salary from a Company,

   inclusive of any elective deferrals of salary made under the Savings Plan or any cafeteria plan (under Section 125 of the Code) maintained by a Company,

   and inclusive of any deferrals made under this Plan, but excluding bonuses or any other additional compensation.

        2.12 "Savings Plan" shall mean the Connecticut Natural Gas Corporation

   Employee Savings Plan.



                                   ARTICLE III

                                   ELIGIBILITY
                                   -----------

        3.1. ELIGIBILITY.  Eligibility in this Plan shall be restricted to those employees of a Company who are officers and who are designated by the

   Board of Directors of that Company, with the approval of CNG, as being eligible to participate in the Plan, either at the current time or at some future date.

        3.2. TERMINATION OF PARTICIPATION.  The Board of Directors of CNG shall have the authority to remove an employee from participation in the Plan.  In addition, an employee who is otherwise eligible to participate shall cease participation if his employment with a Company is terminated for any reason.


                                    ARTICLE IV

                                DEFERRAL ELECTIONS
                                ------------------

        4.1. (a)  TIMING OF DEFERRAL ELECTIONS.  Each Participant who is or

   first becomes eligible to participate as of January 1 of any year and who wishes to make the deferral election (the "Deferral Election") as set forth in this Article IV shall, no later than the preceding December 31, execute






   and deliver to the Committee an election form, which form shall be provided by the Committee.  Effective March 1, 1999, each Participant who first becomes eligible to participate as of a date other than January 1 of any year (and on or after March 1, 1999) and who wishes to make the Deferral

   Election as set forth in this Article IV shall, no later than thirty (30)

   days after the date the individual first becomes eligible to participate,

   execute and deliver to the Committee an election form, which form shall be provided by the Committee.  Any such election shall be effective as of the first day of the month following receipt of the form by the Committee.

        (b)  AMOUNT OF DEFERRAL.  The election shall specify an amount to be deferred, expressed as a whole percentage amount of not less than 1% nor more than 15% of the Participant's Salary Base.  Effective January 1, 2000,

   the maximum deferral of a Participant's Salary Base is increased from 15% to

   100% of the Participant's Salary Base.

        (c)  CHANGES.  Except as otherwise provided in this Article IV, the

   Deferral Election by a Participant shall be irrevocable for the year for which it is made (or the balance thereof, as the case may be), and shall be deemed to apply to any salary increases occurring during that year.  The initial annual Deferral Election shall be made with respect to a

   Participant's Salary Base for the first year for which he is eligible (or the balance thereof, as the case may be) and the following rules shall apply with respect to any such Participant for any subsequent year:

                  (1)  A Participant may elect not to participate in any

        subsequent calendar year, or to change the amount of his Deferral

        Election for any subsequent calendar year within the limits defined in this Article IV.

                  (2)  Any election not to participate in any subsequent







        calendar year or to change the amount of a Deferral Election for a subsequent calendar year must be filed with the Committee by December

        31 of the prior year in order to be effective.  If no effective election to change is made, the prior annual percentage deferral election up to the maximum deferral percentage amount set forth in this

        Article IV shall continue in effect for such subsequent calendar year.

        Any Deferral Election for any subsequent calendar year shall also be deemed to apply to any salary increases occurring during that year.

             (d)  ELECTIONS RELATING TO BONUS AWARDS.  A Participant may also elect to make a "Bonus Deferral Election" by executing and delivering an appropriate election form to the Committee, which form shall be provided by the Committee.  The election form must generally be executed and delivered to the Committee no later than the preceding December 31; however, effective

   March 1, 1999, each Participant who first becomes eligible to participate as of a date other than January 1 of any year (and on or after March 1, 1999)

   and who wishes to make a Bonus Deferral Election shall, no later than thirty

   (30) days after the date the individual first becomes eligible to participate, execute and deliver to the Committee the appropriate election form to the Committee, which form shall be provided by the Committee.  Any election shall be effective as of the first day of the month following receipt of the form by the Committee.  The Bonus Deferral Election shall specify the percentage amount of the Participant's bonus award under the

   Company's Annual Executive Incentive Plan to be deferred hereunder, rather than received as cash, and shall be in 5% increments from 0% to 100% of such bonus.  Except as otherwise provided in this Article IV, the Bonus Deferral

   Election by a Participant shall be irrevocable for the year for which it is made.  The initial annual Bonus Deferral Election shall be made with respect







   to the Participant's bonus award under the Annual Executive Incentive Plan for the first year for which he is eligible, and the following rules shall apply with respect to any such Participant for any subsequent year:

                  (1)  A Participant may elect not to participate in any

        subsequent calendar year, or to change the amount of the Bonus Deferral

        Election for any subsequent calendar year within the limits defined in this Article IV.

                  (2)  Any election not to make a Bonus Deferral Election in any subsequent calendar year or to change the percentage amount of a

        Bonus Deferral Election for a subsequent calendar year must be filed with the Committee by December 31 of the prior year in order to be effective.  If no effective election to change is made, the prior annual percentage Bonus Deferral Election shall continue in effect for the subsequent calendar year.

                  (3)  Any election which is in effect for any calendar year shall apply with respect to the bonus award under the Annual Executive

        Incentive Plan for that year.

        4.2. (a)  DEFERRALS ONCE MAXIMUM LIMIT REACHED UNDER SAVINGS PLAN.

   Effective March 1, 1999, a Participant may make a "Supplemental Deferral

   Election" under this Plan under the conditions set forth below.  A

   "Supplemental Deferral Election" is an election to have amounts deferred under this Plan, once the maximum annual Section 401(k) deferral amount is reached under the Savings Plan in accordance with (1) Section 402(g)(3) of the Code (currently $10,000), or (2) such lesser amount, if any, as may be provided under the terms of the Savings Plan.  A Participant may make a

   Supplemental Deferral Election whether or not a Deferral Election is made under Section 4.1 hereof.







             (b)  AMOUNT OF SUPPLEMENTAL DEFERRAL ELECTION.  The election shall specify an amount to be deferred, expressed as a whole or fractional percentage amount not in excess of the maximum percentage amount of salary permitted to be deferred under the Savings Plan.  The deferral percentage shall be applied to the Participant's salary which is taken into account in computing deferrals under the Savings Plan, except that the compensation limitation under Section 401(a)(17) of the Code shall not apply.

             (c)  TIMING OF SUPPLEMENTAL DEFERRAL ELECTIONS AND CHANGES

   THERETO.  Supplemental Deferral Elections shall be subject to the same timing requirements and provisions relating to changes thereto that apply to

   Deferral Elections under paragraphs (a) and (c) of Section 4.1.  However,

   since this provision is first effective March 1, 1999, Participants shall be permitted to make an election under this Section 4.2 for the balance of 1999 at any time prior to April 1, 1999.  Such an election shall be prospective in nature only.

        4.3. CESSATION UPON TERMINATION OF EMPLOYMENT.  Any deferrals hereunder shall automatically cease upon termination of employment for any reason, and may not thereafter be resumed.

        4.4. CESSATION UPON HARDSHIP WITHDRAWAL.  Any deferrals hereunder shall automatically be suspended upon a withdrawal of 401(k) contributions from the Savings Plan as a result of hardship for a period of twelve (12) months from the date of the hardship withdrawal.

        4.5.  CREDITING OF DEFERRALS AND EARNINGS (LOSSES).

        (a)  PRIOR TO MARCH 1, 1999.  The crediting of deferrals and earnings thereon prior to March 1, 1999 shall be in accordance with the terms of the

   Plan as in effect prior to March 1, 1999.

        (b)  ON OR AFTER MARCH 1, 1999.  Amounts deferred under Section 4.1(a)







   through (c) will be assumed to have been deferred as of the last day of each month in which the employee is a Participant, based upon one-twelfth (1/12)

   of his Salary Base in effect during that month; and amounts deferred under

   Section 4.1(d) will be assumed to have been deferred as of the last day of the month in which the cash bonus would have been paid had it been received in cash.  Amounts deferred under Section 4.2 shall be assumed to have been deferred as of the last day of each month in which a deferral is deemed made thereunder.  The Participant may instruct the Committee in such manner as the Committee determines to be appropriate concerning how amounts deferred hereunder at his election, including without limitation, amounts previously deferred and credited to Account A as of December 31, 1993, shall be deemed to be invested.  A Participant shall not be required to make a new investment election to be effective March 1, 1999.  The deemed investment alternatives shall include all investment options provided to participants under the Savings Plan from time to time, including, effective March 1,

   1999, CTG Common Stock.  Furthermore, the Participant shall generally have the opportunity to change any deemed investment option with the same frequency and subject to the same limitations set forth in the Savings Plan,

   in such manner as the Committee determines to be appropriate; provided that the Committee may establish rules and limitations for some or all

   Participants relating to acquisitions of deemed investments in CTG Common

   Stock and intra-plan transfers in and out of deemed investments in CTG

   Common Stock.  Notwithstanding the foregoing, the Participant shall have no right, title or interest whatever in and to any investments which the

   Company may make to aid it in meeting its obligations hereunder.  If and to the extent that a Participant does not affirmatively elect to direct the deemed investment of any amounts credited to Account A, then such amounts







   will be deemed to be invested in a mutual fund investment option providing for stability of principal, as selected by the Committee.

        (c) ON OR AFTER A CHANGE OF CONTROL.  At the election of a Plan

   Participant, the provisions of this paragraph (c) shall apply on or after the effective date of a Change of Control, as that term is defined in

   Section 2.3, or such later date as the Participant may elect, and the provisions of paragraph (b) shall no longer apply.  Any election must be made by the Participant in writing and shall apply prospectively only.

   Amounts deferred under Section 4.1(a) through (c) will be assumed to have been deferred as of the last day of each month in which the employee is a

   Participant, based upon one-twelfth (1/12) of his Salary Base in effect for that month; and amounts deferred under Section 4.1(d) will be assumed to have been deferred as of the last day of the month in which the cash bonus would have been paid had it been received in cash.  Amounts deferred under

   Section 4.2 shall be assumed to have been deferred as of the last day of each month in which a deferral is deemed made thereunder.  These amounts shall be credited with interest at the end of each quarter.  The amount of interest for each quarter on or after a Change of Control, or such later date as the Participant may elect, including interest on amounts credited to

   Account A as of the effective date of the Change of Control (or such later date as the Participant may elect), shall be based upon the yield on 30 year

   Treasury Bonds as of the last business day in that calendar quarter, as published in THE WALL STREET JOURNAL, rounded to the next highest full percentage point, and then prorated to reflect the quarterly period (or such shorter period as may be applicable from the effective date of the Change of

   Control, or such later date as the Participant may elect, until the end of the quarter in which such Change of Control, or such later date as the







   Participant may elect, occurs).  Interest shall then be compounded as of the end of each calendar quarter, or more frequently in the discretion of the

   Committee.

        (d)  Pursuant to this Section 4.5, each Participant has the right to direct how amounts in his Account A shall be deemed to be invested.  It is contemplated that amounts deemed to be invested will be utilized, either by the Company or by the Trustee of a "rabbi trust" established or to be established in conjunction with this Plan, to purchase assets (at the time the deferral is deemed to have occurred or within a reasonable period of time thereafter) which will pattern the direction of Participants (or the default election if the Participant makes no election) as to deemed investments.  In the event such investments are so purchased, the

   Participant's Account A shall increase or decrease based upon the investment performance relating thereto, reflecting realized and unrealized earnings,

   losses, and other distributions, commissions or loads, or other charges and changes in value; and, unless otherwise provided by the Committee, dividends on such investments shall be deemed to be utilized to purchase additional shares of such investments.  However, the Participant shall not thereby acquire any right, title or interest in any such assets.  No Participant shall be entitled to any voting rights with respect to any shares of CTG

   Common Stock credited to his Account.  The Accounts established under this

   Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only.  Neither the Plan nor any of the Accounts established under the Plan shall actually hold any actual funds or assets.













                                    ARTICLE V

                              MATCHING CONTRIBUTIONS
                              ----------------------



        5.1.  PURPOSE.  Any Participant who is employed by the Company on

   December 31 of a year shall be credited with a deemed matching contribution in accordance with the rules set forth below.

             (a)  If the Participant's Salary Base (as defined in Section 2.11)

   exceeds the limit on the amount of compensation which may be taken into account under Section 401(a)(17) of the Code, then a deemed matching contribution shall be made equal to the Participant's rate of match under the Savings Plan multiplied by the excess of the Participant's Salary Base over the indexed Section 401(a)(17) limit for that year and without regard to whether the Participant participates in the Savings Plan or in the

   Deferral Election portion of this Plan.

             (b)  If a Participant elects to participate in the Deferral

   Election portion of this Plan, then a deemed matching contribution shall be made hereunder equal to the Participant's rate of match under the Savings

   Plan multiplied by the amount deferred under the Deferral Election portion of this Plan, and without regard to whether the Participant participates in the Savings Plan.  In no event, however, shall there be a duplication with respect to deemed matching contributions under paragraph (a) above; and

   accordingly, no deemed matching contribution shall be made under this paragraph (b) with respect to that amount of the Participant's Salary Base

   (if any) that exceeds the indexed Section 401(a)(17) limit.

             (c)  If a Participant elects to participate in the Supplemental

   Deferral Election portion of this Plan, then a deemed matching contribution shall be made hereunder equal to the Participant's rate of match under the






   Savings Plan multiplied by the amount deferred under the Supplemental

   Deferral Election portion of this Plan.  In no event, however, shall there be a duplication with respect to deemed matching contributions under paragraphs (a) or (b) above.

        5.2. TIMING.  The deemed matching contribution shall be deemed to be made on December 31 of the applicable year and shall

   be deemed to purchase shares of CTG common stock at its year-end closing price.

        5.3. LEDGER.  A stock account ledger shall be established for each

   Participant indicating the amount of CTG common stock deemed to be credited to his account.  In the event of a Change of Control, as that term is defined in Section 2.3, the ledger shall include stock of any successor corporation received in exchange for CTG common stock; and any cash received in exchange for CTG common stock shall be deemed to be utilized to acquire stock of the successor corporation.

        5.4. DIVIDENDS.  Dividends shall be credited to such shares as if they were subject to the CTG Resources, Inc. Dividend Reinvestment Plan.

        5.5  ON OR AFTER A CHANGE OF CONTROL.  At the election of a Plan

   Participant, the provisions of this Section 5.5 shall apply on or after the effective date of a Change of Control, as that term is defined in Section

   2.3, or such later effective date as the Participant may elect, and the prior provisions of this Article V, relating to investment of deemed matching contributions, shall not apply.  Any election must be made by the

   Participant in writing and shall apply prospectively only.  As of the effective date applicable under this Section 5.5, the Participant's "Account

   B" shall be deemed to have been converted to cash and invested in accordance with the provisions of either paragraph (b) of Section 4.5 or paragraph (c)







   of Section 4.5, as the Participant may elect.  Stock of CTG Resources, Inc.

   (or a successor corporation) shall be valued based on its closing price on the effective date or, if no trading occurs on that date, the closing price for the first trading day following the effective date.



                                    ARTICLE VI

                                   DISTRIBUTION
                                   ------------

        6.1. SEPARATE ACCOUNTS.  As indicated in Articles IV and V, account ledgers shall be established reflecting (a) amounts considered to have been deferred under Section 4.1 and Section 4.2 and the earnings (or losses)

   thereon ("Account A") and (b) shares of Company stock considered to have been purchased under Section 5.2 and Section 5.4 ("Account B").

        6.2. PAYMENT ELECTIONS.  At the time a Participant first becomes eligible to participate, he shall be required to designate a method of payment, which shall be (1) lump sum, (2) annual installments over a 5 year period, or (3) annual installments over a 10 year period.  Benefits shall commence upon retirement or other termination of employment.

        6.3. SEPARATE ELECTIONS FOR SEPARATE ACCOUNTS.  Separate elections may be made with respect to Accounts A and B.

        6.4  MODIFICATIONS.  Any payment election shall be irrevocable;

   provided that a Participant may revise any such election, as to future contributions only, by December 31 of the year preceding the year for which such contributions shall be deemed to be made.

        6.5. DEATH BENEFITS.  In the event of a Participant's death prior to the commencement date for benefits, amounts credited under Accounts A and B will be paid out in annual installments over 10 years to the Participant's

   Beneficiary.  If the Participant dies after benefits have commenced, any






   remaining annual payments shall thereafter be made to the Participant's

   Beneficiary.

        6.6. CREDITING OF INVESTMENT PERFORMANCE.  In the event any installment payments are being made hereunder, the remaining portions of Accounts A and

   B shall continue to be treated as if invested as provided hereunder.

        6.7. AMOUNT OF INSTALLMENTS PAYMENTS.  Any annual installments over a

   10 year period shall be paid as follows: 1/10 of the Account in year one,

   1/9 in year 2, and so forth; and annual installments over a 5 year period shall be paid as follows: 1/5 of the Account in year one; 1/4 in year 2, and so forth.

        6.8. CASH PAYMENTS.  All payments pursuant to this Plan shall be paid by the Company (or by the Trustee of the rabbi trust referenced in Section

   4.5(d) on behalf of the Company) in cash.



                                   ARTICLE VII

                                  ADMINISTRATION
                                  --------------

        7.1. APPOINTMENT OF COMMITTEE.  Except as otherwise

   expressly provided herein, the Plan shall be administered by a Committee of three (3) persons appointed by the Board of Directors of CNG; PROVIDED,

   HOWEVER, that in no event shall any member of the Board of Directors who is eligible to participate or who is participating in this Plan participate in any such appointment.  Vacancies on the Committee shall be filled by the

   Board of Directors of CNG.

        7.2. ELECTION OF CHAIRMAN; QUORUM; MAJORITY VOTE.  The members of the

   Committee shall elect one of their number as Chairman, and shall appoint a

   Secretary who may, but need not, be a member of the Committee.  The

   Committee may authorize one or more of their number, or the Secretary of the






   Committee, to execute or deliver any instrument or give any instruction on its behalf.  The majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.  Any determination or action of the Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting, by a resolution or written memorandum signed by all of the members then in office.  No member of the Committee who is (or was) a Participant shall participate in any Committee deliberations or decisions relating solely to himself.

        7.3. DUTIES.  Subject to the provisions of this Plan, the Committee shall have the discretionary authority to operate, interpret and construe this Plan, to make all computations of benefits hereunder and to determine all questions of eligibility, status and rights of Participants and their

   Beneficiaries hereunder.  The Committee may establish rules for the transaction of its business and the administration of the Plan.  The

   Committee shall establish a claims procedure under this Plan.  Any determination or action of the Committee respecting the administration of this Plan shall be final, conclusive and binding on all persons having an interest herein.



                                   ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

        8.1     AMENDMENT AND TERMINATION.

             (a)  PRIOR TO CHANGE OF CONTROL.  Prior to a Change of Control,

   the Board of Directors of CNG may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely,

   at any time.  In no event may any member of the Board of Directors of CNG






   who is eligible to participate or who is participating in this Plan participate in any action described in the preceding sentence.  If the Plan is terminated, the Account Balances of all Participants, valued as of the date of termination, shall be paid to them as soon as practicable in a lump sum.

             (b)  AFTER CHANGE OF CONTROL. on or after the effective date of a

   Change of Control, this Plan may not be modified or amended in any manner which is adverse to any Participant (or Beneficiary or Beneficiaries then entitled to receive benefits under the Plan, if applicable) unless the signed written consent to such amendment is obtained from such Participant

   (or Beneficiary or Beneficiaries then entitled to receive benefits under the

   Plan, if applicable).  After a Change of Control has occurred, the Plan may not be terminated without the consent of all Participants (and Beneficiaries then entitled to receive benefits under the Plan).  If the Plan is so terminated, the Account Balances of all Participants, valued as of the date of termination, shall be paid to them as soon as practicable in a lump sum.

   In no event may any member of the Board of Directors of CNG who is eligible to participate or who is participating in this Plan participate in any action described in this Section 8.1 on behalf of CNG.

        8.2. EXPENSES.  Except as may otherwise be provided in Section 4.5(d)

   hereof, all expenses and costs in connection with the operation of the Plan shall be borne by the Company.

        8.3  TAXES.  The Company and/or the Trustee of the rabbi trust shall have the right to deduct from any payment to be made pursuant to this Plan any Federal, state or local taxes required by law to be withheld.

        8.4. APPLICABLE LAW.  The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of







   Connecticut, except as such laws may be superseded by any Federal law.

        8.5. NO ASSIGNMENT OF BENEFITS.  No right or interest of any

   Participant or Beneficiary to benefit payments under the Plan shall be transferable or assignable or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance,

   attachment or garnishment by creditors of a Participant or a Participant's

   Beneficiary.

        8.6. NO SEGREGATION OF ASSETS.  (a) All payments hereunder shall be paid in cash from the general funds of the Company or from a "rabbi trust"

   established by CNG.  Similarly, the establishment of a rabbi trust shall not create any additional rights for the Participant.  The Plan and the crediting of Accounts hereunder shall not constitute a security device and shall be merely for the purpose of recording an unsecured contractual obligation of the Company.  A Participant shall have no right, title or interest whatever in or to any investments which the Company employing such

   Participant may make to aid it in meeting its obligations hereunder or in any assets held under such rabbi trust.  A Participant shall have the status of a general unsecured creditor of the Company employing such Participant and the Plan constitutes a mere promise by that Company to make benefit payments in the future.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a fiduciary relationship, between CNG, any other Company, and any Participant or Beneficiary.  To the extent that a Participant or a Beneficiary acquires a right to receive payments hereunder, such right shall be no greater than the right of an unsecured general creditor.  The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

        (b) This Plan is open to Officers of different affiliated employers







   comprising the Company, and it is intended that a Participant shall have the status of a general unsecured creditor of the Company employing and compensating such Participant only, and not other employers comprising the

   Company.  However, if a Participant transfers from one Company to another

   Company, or is for any other reason compensated by more than one employer comprising the Company, the Participant shall have the status of a general unsecured creditor of each such Company based upon that portion of his

   Account which is attributable to deferrals and contributions while employed and compensated by that Company.

        8.7. NO CONTRACT OF EMPLOYMENT.  Nothing contained in the Plan shall be construed as a contract of employment between any Company and any

   Participant, or as a right of any Participant to continue in the employ of any Company or as a limitation of the right of any Company to discharge any

   Participant, with or with-

   out cause.

        8.9. FACILITY OF PAYMENT.  If the Committee determines after receipt of evidence satisfactory to it, that any Participant or Beneficiary, as the case may be, to whom a payment is due hereunder is incompetent by reason of physical or mental disability or is a minor, the Committee shall have the power to cause the payments becoming due to such Participant or Beneficiary to be made to another for the benefit of the Participant or Beneficiary,

   without responsibility of the Company or the Committee to see to the application of such payment.  Payments made pursuant to such power shall operate as a complete discharge of the Company and the Committee.

        8.10. NOTICES, ETC. IN WRITING.  All notices, elections, consents,

   directions and other communications required or permitted under the Plan must be in writing.







        8.11. CAPTIONS.  The underlined captions in this Plan document are for convenience of reference only and shall not be deemed to define or limit the provisions hereof or affect their construction and application.



        Executed at Hartford, Connecticut this 26th day of February, 1999.




   ATTEST:                       CONNECTICUT NATURAL GAS CORPORATION

   S/ Jeffrey A. Hall              S/ Jean S. McCarthy
                                 By

                                    Its  V P Human Resources




































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